CONVERTIBLE DEMAND NOTE

$400,100.00                                                   New York, New York
                                                  Dated: As of December __, 1992

                  1. FOR VALUE RECEIVED, the undersigned, STG INTERNATIONAL, INC. ("Payor"), hereby promises to pay to the order of Brian Hinchcliffe ("Payee"), on demand, pursuant to five (5) days notice of such demand for payment, but not later than December 31, 1997, in lawful money of the United States, the principal sum of Four Hundred Thousand One Hundred ($400,100.00) Dollars, together with any and all accrued interest thereon.

                  2. Commencing on January 1, 1993, the unpaid principal balance hereof outstanding shall bear interest at a rate equal to ten (10%) percent per annum. Interest hereunder shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

                  3. Commencing January 1, 1996, Payee shall have the right, at his option to convert all or any portion of this Note, including any interest accrued thereon, into the number of fully paid and nonassessable shares of Common Stock of STG International, Inc. as shall be equal to the aggregate principal amount of this Note, and any interest accrued thereon, then being converted multiplied by five (5), by delivery of the this Note to Payor at the offices of the Payor at the time of such request for conversion.

                  4. Presentment for payment, demand for payment, notice of non-payment, notice of dishonor, protest and notice of protest are hereby waived. The principal sum of, and any accrued interest on, this Note shall be irrevocably and unconditionally payable by Payor, without offset, discount, defense, claim or counterclaim of any nature except as otherwise provided in Paragraph 3 hereto.

                  5. This Note may be prepaid, in whole or in part, at any time, without premium or penalty.

                  6. No failure on the part of Payee to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise by Payee of any right preclude any other or further exercise thereof or the exercise of any other right. Payor shall reimburse Payee for all costs and expenses incurred by Payee, and Payor shall pay the attorneys' fees and disbursements of counsel to Payee, in connection with enforcement of any of Payee's rights and remedies under this Note.


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                  7. No amendment, modification or waiver of any provision of this Note, nor any consent to any departure by Payor therefrom, shall be effective unless the same shall be in writing and signed by Payee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


                  8. This Note shall be binding upon the Payor and its successors and assigns, and the terms hereof shall inure to the benefit of Payee and their successors and assigns, including subsequent holders hereof. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

                  9. Any notice, request, demand or other communication permitted or required to be given under this Note shall be in writing, shall be sent by one of the following means to the addressee at the address provided above (or at such other address as shall be designated hereunder by notice to the other party) and shall be deemed conclusively to have been given: (i) on the first day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (ii) on the fifth day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) on the day actually received by the addressee when personally delivered.

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                  10. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law or choice of law. Payor hereby irrevocably and unconditionally consents to the exclusive jurisdiction and venue of any New York State or Federal court located in New York City over any action or proceeding arising out of any dispute between Payor and Payee, and Payor further irrevocably and unconditionally consents to the service of process in any such action or proceeding by the mailing of a copy of such process to Payor at its address.

                                         STG INTERNATIONAL, INC.

                                         By:_______________________________

                                            Name:

                                            Title:

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